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                   NEW ENGLAND ELECTRIC SYSTEM

                    DIRECTORS RETIREMENT PLAN





















                                        May 1, 1994
                                        Amended December 11, 1998
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                   New England Electric System

                    Directors Retirement Plan


                        TABLE OF CONTENTS


Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.   Beneficial Owner. . . . . . . . . . . . . . . . . . . . . . . . . .    1
2.   Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
3.   Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . .   1
4.   Committee.. . . . . . . . . . . . . . . . . . . . . . . . . . .  . .   2
5.   New England Electric System. . . . . . . . . . . . . . . . . . . . .   2
6.   A Major Transaction. . . . . . . . . . . . . . . . . . . . . . . . .   2
7.   Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
8.   Person.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
9.   Retainer.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
10.  Qualified Plan.. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
11.  Quarter of Service.. . . . . . . . . . . . . . . . . . . . . . . . .   4

Plan Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
1.   Retirement Benefit. . . . . . . . . . . . . . . . . . . . . . . . .    5
2.   Form of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
3.   Termination of Benefits. . . . . . . . . . . . . . . . . . . . . . .   5
4.   No Death Benefits. . . . . . . . . . . . . . . . . . . . . . . . . .   5

Administration and Claims. . . . . . . . . . . . . . . . . . . . . . . . .   5

Government Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Nonassignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Provisions of Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Amendment or Discontinuance. . . . . . . . . . . . . . . . . . . . . . . .   7

Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .   7

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                   NEW ENGLAND ELECTRIC SYSTEM

                    DIRECTORS RETIREMENT PLAN



Definitions

When used in this Plan, the following words will have the meaning given below:

1. Beneficial Owner shall have the meaning defined in Rule 13d-3 under the Exchange Act.

2.   Board means the Board of Directors of New England Electric System.

3. Change in Control occurs when the conditions set forth in either of the following paragraphs shall have been satisfied:

     (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of New England Electric System (not including in the securities beneficially owned by such Person any securities acquired directly from New England Electric System or its affiliates) representing 20% or more of the combined voting power of New England Electric System's then outstanding securities; or

     (b) during any period of not more than two consecutive years after January 1, 1995, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with New England Electric System to effect a transaction described in clause (a) of this paragraph) whose election by the Board or nomination for election by New England Electric System's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board.

4.   Committee means the Compensation Committee of the Board.

5. New England Electric System means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer, or agent thereof assumes or shall be held to any liability therefor.

6. A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (a) the shareholders of New England Electric System approve a merger or consolidation with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds of the board of directors of New England Electric System or the surviving or succeeding entity or any parent thereof immediately after such
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          merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of New England Electric System's then outstanding securities;

     (b) the shareholders of New England Electric System approve a plan of complete liquidation thereof; or

     (c) the shareholder of New England Electric System approve an agreement for the sale or disposition of all or substantially all of New England Electric System's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two-thirds of the board of directors of the Person purchasing such assets immediately after such sale or disposition.

7.   Participant means any non-employee director of the New England Electric
     System.

8. Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) New England Electric System or any subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of New England Electric System or any subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of New England Electric System in substantially the same proportions as their ownership of shares of New England Electric System.

9. Retainer means the annualized cash retainer paid for service on the Board (excluding retainers for service on committees, retainers for service as an officer of a Committee or the Board, any meeting fees or expenses, and the value of shares granted under the New England Electric System Director Share Plan) determined as of the quarter immediately preceding the Participant's termination of service.

10. Qualified Plan means the New England Electric System Companies' Final Average Pay Pension Plan I.

11. Quarter of Service means a calendar quarter for all or any portion of which the Participant served as a member of the Board, excluding any quarter during which the Participant was an employee of the New England Electric System or any of its subsidiaries.

Plan Benefits

1.   Retirement Benefit

     A Participant shall be entitled to receive under this plan an annual retirement benefit (payable on a quarterly basis) equal to (a) times
     (b), where:

          (a)  is the Retainer and

          (b)  is:  (i)  100%, if the Participant has 40 or more
                         Quarters of Service, or

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                  (ii)   75%, if the Participant has 20 or more but less
                         than 40 Quarters of Service.

     No retirement benefit shall be payable if the Participant has less than 20 Quarters of Service.

2.   Form of Payment

     Retirement benefits shall be paid in cash on the first business day of each calendar quarter following the later of the Participant's termination of service or age 60.

3.   Termination of Benefits

     Benefits shall cease at the Participant's death.

4.   No Death Benefits

     There are no death benefits hereunder nor any retirement benefits payable to anyone other than the Participant.

Administration and Claims

The Committee shall have for this Plan the same powers, indemnities, and duties, including, but not limited to, the procedures for denied claims, as the benefits committee and the benefits appeal committee have for the Qualified Plan.

Government Regulations

It is intended that this Plan will comply with all applicable laws and governmental regulations, and the Company shall not be obligated to perform an obligation hereunder in any case where, in the opinion of the Company's counsel, such performance would result in violation of any law or regulation.

Nonassignment

To the fullest extent permitted by law, no benefit under the Plan, nor any other interest hereunder of any Participant, may be assigned or alienated.

Provisions of Benefits

This Plan will be unfunded. Benefits will be paid from the operating revenues of the Company. A Participant's rights to benefits under this Plan shall be those of an unsecured, general creditor of the Company.

Vesting

A Participant's accrued benefits shall be 100% vested after twenty Quarters of Service.

Change in Control

If a Participant's service on the Board is terminated following a Change in Control or a Major Transaction, if he or she has less than 40 quarters, he or she will receive enough additional quarters to equal 40.

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Amendment or Discontinuance

The Committee may amend or discontinue the Plan at any time; provided that no modification shall reduce a benefit which a Participant was eligible to receive under the Plan if he or she had terminated service at the time of such amendment or discontinuance.

Effective Date

This Amendment shall be effective December 11, 1998.



                              /s/ George M. Sage
                              _________________________________________
                              Chairman of the Compensation Committee